As filed with the Securities and Exchange Commission on June 30, 1995
                                                Registration No. 33-__________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ----------------------


                         INTELLIGENT ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         PENNSYLVANIA                                        23-2208404
 (State or Other Jurisdiction                             (I.R.S. Employer
     of Incorporation or                                Identification No.)
        Organization)

                            411 Eagleview Boulevard
                           Exton, Pennsylvania 19341
                                 (610) 458-5500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                         1995 LONG-TERM INCENTIVE PLAN
                                      and
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              Richard D. Sanford,
                           Chairman of the Board and
                            Chief Executive Officer
                         Intelligent Electronics, Inc.
                            411 Eagleview Boulevard
                           Exton, Pennsylvania 19341
                    (Name and Address of Agent For Service)

                                 (610) 458-5500
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                                                    Proposed Maximum
 Title of Shares      Amount to be     Proposed Maximum Offering          Aggregate Offering          Amount of
to be Registered      Registered          Price Per Share(1)                   Price (1)            Registration Fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock          5,500,000               $13.25                         $72,875,000               $25,129.31
($.01 par value)
====================================================================================================================
(1)  Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1995 Long-Term Incentive Plan and the 1995 Employee Stock Purchase Plan, both of which are described herein.


PAGE

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

                  The following documents which have been filed by Intelligent Electronics, Inc. ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the year ended January 28, 1995;

                  (b) the Company's Quarterly Reports on Form 10-Q for the quarter ended April 29, 1995;

                  (c) the Company's Current Reports on Form 8-K dated March 6, 1995 and April 28, 1995; and

                  (d) the description of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A, dated June 24, 1987, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.           Description of Securities.

                  The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.


Item 5.           Interests of Named Experts and Counsel.

                  The validity of the Common Stock registered hereunder has been passed upon for the Company by Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania. Barry M. Abelson, a director and a member of the Executive Committee of the Board of Directors of the Company, is a partner of Pepper, Hamilton & Scheetz. Mr. Abelson owns 42,900 shares of the Company Common Stock and options to purchase an additional 40,000 shares.


Item 6.           Indemnification of Directors and Officers.

                  Sections 513 and 1741-1750 of the Pennsylvania Business Corporation Law of 1988 (the "BCL"), Section 8365 of Title 42 of the Pennsylvania Consolidated Statutes ("Section 8365") and the Company's By-Laws provide for indemnification of the Company's directors and officers and certain other persons. Under Sections 1741-1750 of the BCL, directors and officers of the Company may be indemnified by the Company against all expenses incurred in connection with actions (including, under certain circumstances, derivative actions) brought against such director or officer by reason of his or her status as a representative of the Company, or by reason of the fact that such director or officer serves or served as a representative of another entity at the Company's request, so long as the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. As permitted under Section 1741-1750 of the BCL and
Section 8365, the Company's By-Laws provide that the Company shall indemnify directors and officers against all expenses incurred in connection with actions (including derivative actions) brought against such director or officer by reason of the fact that he or she is or was a director or officer of the Company, or by reason of the fact that such director or officer serves or served as an employee or agent of any entity at the Company's request, unless the act or failure to act on the part of the director or officer giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.           Exemption from Registration Claimed.

                  No restricted securities are being reoffered or resold pursuant to this Registration Statement.


Item 8.           Exhibits.

         Exhibit No.                Description

           4.1                      1995 Long-Term Incentive Plan

           4.2                      1995 Employee Stock Purchase Plan

           5                        Opinion of Pepper, Hamilton & Scheetz

          23.1                      Consent of Independent Accountants

          23.2                      Consent of Pepper, Hamilton & Scheetz
                                    (Included in Exhibit 5)

          24                        Power of Attorney (See pages 5-6)


Item 9.           Undertakings

                  The undersigned registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on this 30th day of June, 1995.

                             INTELLIGENT ELECTRONICS, INC.


                             By: /s/ Richard D. Sanford
                                 ---------------------------------------
                                 Richard D. Sanford, Chief Executive
                                 Officer and Chairman of the Board


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard D. Sanford and Edward A. Meltzer, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                             /s/ Richard D. Sanford
                             -----------------------------------------
                             Richard D. Sanford, Chief Executive
                             Officer and Chairman of the Board
                             (principal executive officer)


                             /s/ Gregory A. Pratt
                             -----------------------------------------
                             Gregory A. Pratt, President, Chief
                             Operating Officer and Director


                             /s/ Edward A. Meltzer
                             -----------------------------------------
                             Edward A. Meltzer, Chief Financial
                             Officer and Vice President
                             (principal financial and accounting officer)


                             /s/ Arnold S. Hoffman
                             -----------------------------------------
                             Arnold S. Hoffman, Director


                             /s/ William L. Rulon-Miller
                             -----------------------------------------
                             William L. Rulon-Miller, Director


                             /s/ Barry M. Abelson
                             -----------------------------------------
                             Barry M. Abelson, Director


                             /s/ Roger J. Fritz
                             -----------------------------------------
                             Roger J. Fritz, Director


                             /s/ James M. Ciccarelli
                             -----------------------------------------
                             James M. Ciccarelli, Director


                             /s/ Christopher T.G. Fish
                             -----------------------------------------
                             Christopher T.G. Fish, Director


                             /s/ Alex A.C. Wilson
                             -----------------------------------------
                             Alex A.C. Wilson, Director